                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY

                                 THIRD AMENDMENT
                 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF AUGUST 8, 2003

         This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this "Amendment") is among CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Borrower"), the Lenders (as defined below), DEUTSCHE BANK SECURITIES INC., as Syndication Agent, and SOCIETE GENERALE, as Documentation Agent, LEHMAN BROTHERS INC., as Arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS:

         A. The Borrower, the lenders party thereto (the "Lenders"), the Administrative Agent, Lehman Brothers Inc., as lead arranger and sole book-running manager, Deutsche Bank Securities Inc. and UBS Warburg LLC, as co-syndication agents, and Societe Generale, as documentation agent, have entered into a Third Amended and Restated Credit Agreement, dated as of May 3, 2002, as amended (together with all Annexes, Exhibits and Schedules thereto, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement);

         B. The Borrower has advised the Lenders that it desires to issue additional 2Q 2003 Senior Notes and apply the proceeds thereof to repay a portion of the outstanding Tranche B Term Loans; and

         C. The Borrower has requested that the Lenders (i) amend the Credit Agreement to provide for (1) the incurrence under the Credit Agreement of new Tranche C Term Loans, which will refinance, in full, all remaining outstanding Tranche B Term Loans, (2) the elimination of certain mandatory prepayment requirements and (3) certain other amendments more specifically described herein and (ii) agree to release certain specified items of Collateral.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is amended as follows:

                  (a) The following new definitions are hereby added to Section
1.1 of the Credit Agreement in the appropriate alphabetical order:

                      "3Q 2003 Senior Note Documentation": the 2Q 2003 Senior
         Note Indenture and the 3Q 2003 Senior Note Purchase Agreement, together with any other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                      "3Q 2003 Senior Note Purchase Agreement": the Purchase Agreement, dated on July 29, 2003, entered into by the Borrower and Lehman Brothers Inc., as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

                      "Asset-Based Non-Recourse Indebtedness": Indebtedness of the Borrower or its Subsidiaries as to which (1) no default with respect thereto (including any rights that the holders thereof may have to take enforcement action against the Borrower or any Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Indebtedness incurred under this Credit Agreement) of the Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity (2) no default or event of default under any other Indebtedness of the Borrower or any of its Subsidiaries shall cause a default or event of default thereunder, or give rise to any rights or remedies of the lenders thereunder, and
         (3) the only recourse of the lenders thereunder will be to the assets expressly permitted to be subject to a Lien thereunder pursuant to
         Section 7.3(n).

                      "Third Amendment": the Third Amendment to the Third Amended and Restated Credit Agreement, dated as of August 8, 2003.

                      "Third Amendment Effective Date": the "Amendment Effective Date", as defined in the Third Amendment.

                      "Tranche C Term Loan": as defined in Section 2.1.

                      "Tranche C Term Loan Commitment": as to any Tranche C
         Term Loan Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder, in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche C Loan Commitments is $275,000,000.

                      "Tranche C Term Loan Lender": each Lender that has a Tranche C Term Loan Commitment or which is the holder of a Tranche C Term Loan.

                      "Tranche C Term Loan Percentage": as to any Tranche C
         Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding.

                  (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Build-to-Suit Capital Expenditures," "Consolidated Current Assets," "Consolidated Current Liabilities," "Consolidated Working Capital," "Excess Cash Flow" and "Excess Cash Flow Application Date" in their entirety.

                  (c) The definition of "Applicable Margin" contained in Section
1.1 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof: "The Applicable Margin with respect to Tranche C Term Loans shall be 1.75% for Base Rate Loans and 2.75% for Eurodollar Loans, provided that on and after the first Adjustment Date subsequent to the Third Amendment Effective Date, the Applicable Margin with respect to Tranche C Term Loans will be determined pursuant to the Pricing Grid."

                  (d) The definition of "Asset Sale" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the number "$5,000,000" with "$15,000,000".

                  (e) The definition of "Capital Expenditures" contained in
Section 1.1 of the Credit Agreement is hereby amended to insert the following proviso at the end thereof: "; provided that (i) Capital Expenditures constituting a Permitted Acquisition shall not be considered Capital Expenditures for purposes of the definition of "Consolidated Fixed Charge Coverage Ratio" and Section 7.7 and (ii) Capital Expenditures made to expand existing or construct new Prison Facilities shall not be considered Capital Expenditures for purposes of the definition of "Consolidated Fixed Charge Coverage Ratio".

                  (f) The definition of "Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended to insert the phrase "the Tranche C Loan Commitment," immediately after the phrase "the Tranche B Loan Commitment,".

                  (g) The definition of "Consolidated EBITDA" contained in
Section 1.1 of the Credit Agreement is hereby amended to: (i) insert the phrase "or any assets released from all Liens permitted by Section 7.3(n)" immediately after the words "acquired by the Borrower or its Subsidiaries" in clause (i) of the proviso thereof; (ii) replace the parenthetical in clause (i) of the proviso thereof with the following: "(assuming the consummation of such acquisition, or the release of such Lien, as the case may be, and the incurrence or assumption, or repayment, as the case may be, of any Indebtedness in connection therewith occurred on the first day of such period)"; (iii) insert the phrase "or any assets made subject to any Lien permitted by Section 7.3(n)" immediately after the words "Disposed of by the Borrower or its Subsidiaries" in clause (ii) of the proviso thereof; (iv) replace the parenthetical in clause (ii) of the proviso thereof with the following: "(assuming the consummation of such Disposition, or the creation of such Lien, as the case may be, and the repayment, or incurrence or assumption, as the case may be, of any Indebtedness in connection therewith occurred on the first day of such period)" and (v) insert the phrase "and the Consolidated Secured Leverage Ratio" immediately after the words "Consolidated Leverage Ratio" in clause (ii) of the proviso thereof.

                  (h) The definition of "Consolidated Fixed Charges" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing clause
(iii) therein with the following new clause (iii): "(iii) scheduled payments of Tranche C Term Loans after March 31, 2007".

                  (i) The definition of "Consolidated Funded Debt" contained in
Section 1.1 of the Credit Agreement is hereby amended to insert the phrase "(except Asset-Based Non-Recourse Indebtedness permitted by Section 7.2(q))" after the words "Funded Debt".

                  (j) The definition of "Consolidated Net Income" contained in
Section 1.1 of the Credit Agreement is hereby amended to insert the following proviso at the end thereof:

                      "; provided, further, that, Consolidated Net Income shall be calculated to exclude: (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any Asset Sale or Recovery Event, (B) any disposition of securities by the Borrower or any of its Subsidiaries and (C) the extinguishment or prepayment of any Indebtedness of the Borrower or any of its Subsidiaries, (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, (3) any impairment losses recorded on the consolidated financial statements of the Borrower and its Subsidiaries pursuant to SFAS No. 142, "Goodwill and Other Intangible Assets", or SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", (4) any loss resulting from the change in fair value of a derivative financial instrument recorded on the consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", (5) the cumulative effect of any changes in GAAP, and (6) any Capital Stock-based compensation expense.

                  (k) The definition of "Consolidated Secured Funded Debt" contained in Section 1.1. of the Credit Agreement is hereby amended and restated in its entirety as follows:

                      "Consolidated Secured Funded Debt": at any date, the sum of (i) the aggregate principal amount of all Term Loans then outstanding and (ii) the aggregate principal amount of all outstanding Revolving Extensions of Credit.

                  (l) The definition of "Continuing Directors" contained in
Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase "on the Restatement Effective Date" with "on the Third Amendment Effective Date".

                  (m) The definition of "Excluded Proceeds" contained in Section
1.1 of the Credit Agreement is hereby amended to replace the phrase "in respect of the Webb County, Houston or Stewart facilities" with "in respect of Prison Facilities".

                  (n) The definition of "Facility" contained in Section 1.1 of the Credit Agreement is hereby amended to (i) re-letter clause (c) as clause (d) and (ii) insert the following new clause (c): "(c) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Loan Facility"),".

                  (o) The definition of "Interest Period" contained in Section
1.1 of the Credit Agreement is hereby amended to replace the phrase "or the Tranche B Term Loans" with the following phrase: ", the Tranche B Term Loans or the Tranche C Term Loans".

                  (p) The definition of "L/C Commitment" contained in Section
1.1 of the Credit Agreement is hereby amended by replacing the number "$50,000,000" with "$75,000,000".

                  (q) The definition of "Material Debt Instruments" contained in
Section 1.1 of the Credit Agreement is hereby amended by replacing the phrase "and the 2Q 2003 Senior Note Documentation" with ", the 2Q Senior Note Documentation and the 3Q 2003 Senior Note Documentation".

                  (r) The definition of "Mortgaged Properties" contained in
Section 1.1 of the Credit Agreement is hereby amended to insert the phrase "as of the Third Amendment Effective Date" after the phrase "Schedule 1.1".

                  (s) The definition of "Qualified Trust Indebtedness" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the term " Tranche B Term Loans" with the term "Tranche C Term Loans".

                  (t) The definition of "Qualified Trust Preferred Stock" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the term " Tranche B Term Loans" with the term "Tranche C Term Loans".

                  (u) The definition of "Subsidiary Guarantor" contained in
Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

                      "Subsidiary Guarantor": Each Subsidiary of the Borrower party to the Guarantee and Security Agreement as of the Third Amendment Effective Date and each Subsidiary of the Borrower that becomes a party to the Guarantee and Security Agreement subsequent to the Third Amendment Effective Date pursuant to Section 6.10.

                  (v) The definition of "Term Loan Facilities" contained in
Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the word "and" with "," and (ii) inserting "and the Tranche C Term Loan Facility" at the end thereof.

                  (w) The definition of "Term Loan Lenders" contained in Section
1.1 of the Credit Agreement is hereby amended by (i) replacing the word "and" with "," and (ii) inserting "and the Tranche C Term Loan Lenders" at the end thereof.

                  (x) The definition of "Term Loans" contained in Section 1.1 of the Credit Agreement is hereby amended by (i) replacing the word "and" with "," and (ii) inserting "and the Tranche C Term Loans" at the end thereof.

                  (y) The definition of "Total Revolving Credit Commitments" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the proviso therein with the following new proviso: "provided that the amount of the Total Revolving Credit Commitments on the Third Amendment Effective Date shall be equal to the sum of $75,000,000 plus any additional Revolving Credit Commitments received by the Administrative Agent on or prior to the Third Amendment Effective Date (provided that such additional Revolving Credit Commitments shall not exceed $50,000,000), as such amount may be increased in accordance with Section 2.4(c)".

                  (z) The first sentence of Section 2.1 of the Credit Agreement is hereby amended by (i) replacing the word "and" immediately preceding clause
(b) thereof with "," and inserting the following new clause (c) after the end thereof: "and (c) subject to the terms and conditions of the Third Amendment, each Tranche C Term Loan Lender severally agrees to make a term loan on the Third Amendment Effective Date (a "Tranche C Term Loan") in an amount not to exceed the amount of the Tranche C Term Loan Commitment of such Lender" and (ii) adding the following sentences immediately after such first sentence: "In addition, provided that no Default of Event or Default shall have occurred and be continuing, the Borrower shall be entitled to request an increase in the Tranche C Term Loan Commitments of up to $100,000,000 (reduced by the amount of any increase in the Total Revolving Credit Commitments pursuant to
Section 2.4(c) after the Third Amendment Effective Date) in the aggregate at any time on or after the Third Amendment Effective Date, with the written consent of the Administrative Agent but without any consent from the Lenders, except the Lenders providing all or part of the increased amount; and this Credit Agreement may be amended by an agreement between the Borrower and the Administrative Agent, without the need for any further approval or consent from the Lenders or the other Agents, to the extent that the Administrative Agent determines to be necessary to effectuate such increase."

                  (aa) Section 2.2 of the Credit Agreement is hereby amended by inserting the following new clause (iii):

                  "(iii) The Borrower shall give the Administrative Agent irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, one Business Day prior to the anticipated Third Amendment Effective Date) requesting that the Tranche C Term Loan Lenders make the Tranche C Term Loans on the Third Amendment Effective Date and specifying the amount to be borrowed. The Tranche C Term Loans made on the Third Amendment Effective Date shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche C Term Loan Lender thereof. Not later than 12:00 noon, New York City time, on the Third Amendment Effective Date each Tranche C Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche C Term Loan to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of amounts made available to the Administrative Agent by the Tranche C Term Loan Lenders in like funds. Tranche C Term Loan Commitments in existence on the Third Amendment Effective Date and not funded on the Third Amendment Effective Date will terminate on such date. To the extent that Tranche B Term Loans are repaid with proceeds of Tranche C Term Loans, such Tranche B Term Loans shall be deemed to have been assigned and transferred to the Tranche C Term Loan Lenders (to be allocated amongst such Lenders at the Administrative Agent's discretion) and thereafter shall be outstanding as Tranche C Term Loans held by the Tranche C Term Loan Lenders subject to and in accordance with all terms, conditions and provisions of this Agreement applicable to the Tranche C Term Loans."

                  (bb) Section 2.3 of the Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:

                       "(c) The Tranche C Term Loan of each Tranche C Term
         Loan Lender shall mature in 19 consecutive quarterly installments, commencing on September 30, 2003, each of which shall be in a amount equal to such Lender's Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment (which amount shall be reduced as the result of the application of prepayments in accordance with Section 2.18):

            Installment                                  Principal Amount
            -----------                                  ----------------
            September 30, 2003                           $687,500

            Installment                                  Principal Amount
            -----------                                  ----------------
            December 31, 2003                            $   687,500
            March 31, 2004                               $   687,500
            June 30, 2004                                $   687,500
            September 30, 2004                           $   687,500
            December 31, 2004                            $   687,500
            March 31, 2005                               $   687,500
            June 30, 2005                                $   687,500
            September 30, 2005                           $   687,500
            December 31, 2005                            $   687,500
            March 31, 2006                               $   687,500
            June 30, 2006                                $   687,500
            September 30, 2006                           $   687,500
            December 31, 2006                            $   687,500
            March 31, 2007                               $   687,500
            June 30, 2007                                $66,171,875
            September 30, 2007                           $66,171,875
            December 31, 2007                            $66,171,875
            March 31, 2008                               $66,171,875


                  (cc) Section 2.4(c) of the Credit Agreement is hereby amended by (i) replacing the phrase "Second Amendment Effective Date" with "Third Amendment Effective Date" and (ii) replacing the number "$35,000,000" with "$50,000,000 (reduced by the amount of any increase in the Tranche C Term Loan Commitments on or after the Third Amendment Effective Date in excess of $50,000,000)".

                  (dd) Section 2.13 of the Credit Agreement is hereby amended to insert the following new section (c):

                       "(c) In addition to the foregoing, after the Third Amendment Effective Date the Borrower may convert at least $200,000,000 of the Tranche C Term Loans into a single Eurodollar Tranche maturing August 22, 2003 (the maturity date of the Borrower's interest Hedge Agreement in effect on the Third Amendment Effective Date) by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election and each Tranche C Term Loan Lender agrees to make its pro rata share of such a Eurodollar Tranche available to the Borrower. For purposes of this subsection (c), the Interest Period for such Eurodollar Tranche shall be the period commencing on the date of such conversion and ending on August 22, 2003, and the Eurodollar Base Rate for such Eurodollar Tranche shall be the Eurodollar Base Rate for a period most nearly corresponding to such Interest Period."

                  (ee) Section 2.18 of the Credit Agreement is hereby amended to insert (i) the phrase "Tranche C Term Loan Percentages," in clause (a) immediately after the phrase "Tranche B Term Loan Percentages," and (ii) the following proviso at the end of the penultimate sentence of clause (b):
"provided that each payment (including each prepayment) of the Tranche C Term Loans shall be applied to the installments of such Tranche C Term Loans, first, in direct order of maturity for the four quarterly installments due immediately after the date of such payment and, second, with respect to any remainder, to the remaining installments thereof in inverse order of maturity."

                  (ff) Section 4.16 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof: "The proceeds of the Tranche C Term Loans to be drawn on the Third Amendment Effective Date shall be used to repay in full on the Third Amendment Effective Date the Tranche B Term Loans."

                  (gg) Section 6.9 of the Credit Agreement is hereby amended and restated as follows: "[Intentionally Omitted]."

                  (hh) Section 6.10 of the Credit Agreement is hereby amended and restated as set forth on Annex 2 hereto.

                  (ii) The Consolidated Leverage Ratios set forth opposite the fiscal quarters set forth below in Section 7.1(a) of the Credit Agreement are hereby amended as follows:


                                                          Consolidated
                Fiscal Quarter                           Leverage Ratio
                --------------                           --------------
                  FQ2 2003                                  5.90:1.00
                  FQ3 2003                                  5.90:1.00
                  FQ4 2003                                  5.90:1.00
                  FQ1 2004                                  5.90:1.00
                  FQ2 2004                                  5.90:1.00
                  FQ3 2004                                  5.75:1.00
                  FQ4 2004                                  5.50:1.00
                  FQ1 2005                                  5.50:1.00
                  FQ2 2005                                  5.25:1.00
                  FQ3 2005                                  5.25:1.00
                  FQ4 2005                                  5.00:1.00
                  FQ1 2006                                  5.00:1.00
                  FQ2 2006                                  5.00:1.00
                  FQ3 2006                                  4.75:1.00
                  FQ4 2006                                  4.75:1.00
                  FQ1 2007                                  4.50:1.00
                  FQ2 2007                                  4.50:1.00
                  FQ3 2007                                  4.50:1.00
                  FQ4 2007                                  4.50:1.00
                  FQ1 2008                                  4.50:1.00
                  FQ2 2008                                  4.50:1.00
                  FQ3 2008                                  4.50:1.00
                  FQ4 2008                                  4.50:1.00

                  (jj) The Consolidated Interest Coverage Ratios set forth opposite the fiscal quarters set forth below in Section 7.1(b) of the Credit Agreement are hereby amended as follows:


                                                      Consolidated Interest
                Fiscal Quarter                           Coverage Ratio
                --------------                        ---------------------
                  FQ2 2003                                  2.15:1.00
                  FQ3 2003                                  2.15:1.00
                  FQ4 2003                                  2.15:1.00
                  FQ1 2004                                  2.15:1.00
                  FQ2 2004                                  2.15:1.00
                  FQ3 2004                                  2.25:1.00
                  FQ4 2004                                  2.25:1.00
                  FQ1 2005                                  2.25:1.00
                  FQ2 2005                                  2.25:1.00
                  FQ3 2005                                  2.25:1.00
                  FQ4 2005                                  2.25:1.00
                  FQ1 2006                                  2.25:1.00
                  FQ2 2006                                  2.25:1.00
                  FQ3 2006                                  2.50:1.00
                  FQ4 2006                                  2.50:1.00
                  FQ1 2007                                  2.50:1.00
                  FQ2 2007                                  2.50:1.00
                  FQ3 2007                                  2.50:1.00
                  FQ4 2007                                  2.50:1.00
                  FQ1 2008                                  2.50:1.00
                  FQ2 2008                                  2.50:1.00
                  FQ3 2008                                  2.50:1.00
                  FQ4 2008                                  2.50:1.00


                  (kk) The Consolidated Fixed Charge Coverage Ratios set forth opposite the fiscal quarters set forth below in Section 7.1(c) of the Credit Agreement are hereby amended as follows:


                                                       Consolidated Fixed
               Fiscal Quarter                        Charge Coverage Ratio
               --------------                        ---------------------
                  FQ2 2003                                  1.25:1.00
                  FQ3 2003                                  1.25:1.00
                  FQ4 2003                                  1.25:1.00
                  FQ1 2004                                  1.25:1.00
                  FQ2 2004                                  1.25:1.00
                  FQ3 2004                                  1.25:1.00
                  FQ4 2004                                  1.25:1.00

                                                       Consolidated Fixed
               Fiscal Quarter                        Charge Coverage Ratio
               --------------                        ---------------------
                  FQ1 2005                                  1.25:1.00
                  FQ2 2005                                  1.25:1.00
                  FQ3 2005                                  1.25:1.00
                  FQ4 2005                                  1.50:1.00
                  FQ1 2006                                  1.50:1.00
                  FQ2 2006                                  1.50:1.00
                  FQ3 2006                                  1.50:1.00
                  FQ4 2006                                  1.50:1.00
                  FQ1 2007                                  1.50:1.00
                  FQ2 2007                                  1.50:1.00
                  FQ3 2007                                  1.50:1.00
                  FQ4 2007                                  1.50:1.00
                  FQ1 2008                                  1.50:1.00
                  FQ2 2008                                  1.50:1.00
                  FQ3 2008                                  1.50:1.00
                  FQ4 2008                                  1.50:1.00


                  (ll) Section 7.1 of the Credit Agreement is hereby further amended by (i) re-lettering clause (d) as clause (e) and (ii) inserting the following new clause (d):

                       "(d) Consolidated Secured Leverage Ratio. Permit the Consolidated Secured Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Borrower to exceed 2.50 to 1.00."

                  (mm) Section 7.2(c) of the Credit Agreement is hereby amended by replacing the number "$15,000,000" with "$30,000,000".

                  (nn) Section 7.2(g) of the Credit Agreement is hereby amended by replacing the number "$50,000,000" with "$100,000,000".

                  (oo) Section 7.2(h) of the Credit Agreement is hereby amended by replacing clause (ii) thereof with the following new clause (ii):

                       "(ii) to make Capital Expenditures with respect to any Prison Facility permitted by Section 7.7 in an aggregate amount not exceeding $25,000,000 per fiscal year;"

                  (pp) Section 7.2(p) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                       "(p) unsecured Indebtedness of the Borrower created under the 2Q 2003 Senior Note Indenture in respect of the 2Q 2003 Senior Notes in an aggregate principal amount not to exceed $500,000,000 and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;"

                  (qq) Section 7.2(q) of the Credit Agreement is hereby amended by replacing the word "indebtedness" in the first line thereof with "Indebtedness" and by replacing the number "$50,000,000" with "$150,000,000".

                  (rr) Section 7.2 of the Credit Agreement is hereby amended by
(i) deleting the word "and" at the end of clause (p), (ii) re-lettering clause "(q)" thereof as clause "(r)" and (iii) inserting the following new clause (q):

                       "(q) Asset-Based Non-Recourse Indebtedness, in form and substance reasonably satisfactory to the Administrative Agent, secured by liens permitted by Section 7.3(n), in an aggregate principal amount not to exceed $100,000,000; and"

                  (ss) Section 7.3 of the Credit Agreement is hereby amended by
(i) deleting the word "and" at the end of clause (l) thereof, (ii) replacing the "." at the end of clause (m) thereof with "; and" and (iii) inserting the following new clause (n):

                       "(n) Liens on assets of the Borrower and its Subsidiaries to secure Asset-Based Non-Recourse Indebtedness which assets are not subject to the Liens created pursuant to the Security Documents."

                  (tt) Section 7.5 of the Credit Agreement is hereby amended by
(i) deleting the word "and" at the end of clause (l) thereof, (ii) replacing the "." at the end of clause (m) thereof with "; and" and (iii) inserting the following new clause (n):

                       "(n) the Disposition of assets not constituting Collateral to a Subsidiary that is not a Subsidiary Guarantor to be used as security for Asset-Based Non-Recourse Indebtedness as contemplated by Sections 7.3(n) and 7.2(q)."

                  (uu) Section 7.6(i) of the Credit Agreement is hereby amended by replacing the number "$5,000,000" with "$25,000,000".

                  (vv) Section 7.7(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

                       "(a) Capital Expenditures by the Borrower and its Subsidiaries in an aggregate amount in any one fiscal year not to exceed the sum of (x) $100,000,000 and (y) 50% of positive Consolidated Net Income for the immediately preceding fiscal year; provided, that
         (x) up to 50% of any such amount referred to in this clause (a), if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (y) Capital Expenditures made pursuant to this clause (a) during any fiscal year as provided above shall be deemed made, first, in respect of amounts permitted for such year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (x) above;"

                  (ww) Section 7.7 of the Credit Agreement is hereby further amended by amending and restating clause (c) in its entirety as follows:

                       "(c) Capital Expenditures made with the proceeds of any Asset-Based Non-Recourse Indebtedness permitted by Section 7.2(q))"

                  (xx) Section 7.8(g) of the Credit Agreement is hereby amended by (i) deleting the phrase "if at the time such Investment is made and after giving effect thereto, the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00,", (ii) replacing the number "$75,000,0000" in subclause (v) thereof with "$100,000,000" and (iii) deleting the phrase "either with respect to any individual Permitted Acquisition or" from subclause (v) thereof.

                  (yy) Section 7.8(m) of the Credit Agreement is hereby amended by replacing the number "$20,000,000" with "$75,000,000".

                  (zz) Section 7.8 of the Credit Agreement is hereby further amended by (i) deleting the word "and" at the end of clause (l) thereof, (ii) replacing the "." at the end of clause (m) thereof with "; and" and (iii) inserting the following new clause (n):

                       "(n) Dispositions permitted by Section 7.5(n)."

                  (aaa) Section 7.9(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

            "(i) purchase the Borrower's series A preferred stock and series B preferred stock as permitted by Section 7.6(h) and otherwise purchase preferred stock of the Borrower in aggregate amount not to exceed $5,000,000 per fiscal year (or, if at the time such prepayment is made and after giving effect thereto, the Consolidated Secured Leverage Ratio is less than 2.50 to 1.00 for the immediately preceding twelve-month period, $10,000,000 per such fiscal year),"

                  (bbb) Annex A to the Credit Agreement is hereby replaced with the Annex A attached hereto as Annex 5.

                  (ccc) Exhibit G-1 to the Credit Agreement is hereby amended to insert "[C]" after "[A] [B]" throughout such Exhibit.

                  (ddd) Schedule 1.1 to the Credit Agreement is hereby replaced with the Schedule 1.1 attached hereto as Annex 4.

2. AGREEMENTS OF REQUIRED PREPAYMENT LENDERS. The Required Prepayment Lenders hereby agree that from and after the Third Amendment Effective Date, no mandatory prepayments of the Loans shall be required (i) from the issuance of any Capital Stock, (ii) with respect to any Indebtedness incurred in accordance with Section 7.2 as in effect on the Third Amendment Effective Date, the proceeds of which are used in compliance with the applicable requirements thereof or (iii) from any Excess Cash Flow.

3. RELEASE OF COLLATERAL. The Agents and the Lenders hereby agree that, upon the effectiveness of the amendments contained in Section 1 of this Amendment, the Administrative Agent is authorized to execute and deliver to the Borrower and any other applicable Grantor (as such term is defined in the Guarantee and Security Agreement), at the Borrower's or such other Grantor's expense, such documents and instruments as may be reasonably requested by the Borrower or such Grantor to evidence the release of the specific items of Collateral listed on Annex 3 (the "Released Collateral").

4. CONDITIONS TO EFFECTIVENESS. The effectiveness of the amendments contained in Section 1 of this Amendment, except the amendment contained in
Section 1(x) above, the agreements contained in Section 2 of this Amendment and the release of collateral contained in Section 3 of this Amendment are conditioned upon satisfaction of the following conditions precedent, except clause (i) (the date on which all such conditions other than clause (i) have been satisfied being referred to herein as the "Amendment Effective Date"), and the effectiveness of the amendment contained in Section 1(x) is conditioned upon satisfaction of all of the following conditions precedent:

                  (a) the Administrative Agent shall have received signed written authorization from the requisite Lenders to execute this Amendment, and shall have received counterparts of this Amendment signed by the Borrower and the Agents, and counterparts of the consent of the Guarantors attached hereto as Annex 1 (the "Consent") executed by each of the Subsidiary Guarantors;

                  (b) each of the representations and warranties in Section 5 below shall be true and correct in all material respects on and as of the Amendment Effective Date;

                  (c) the Administrative Agent shall have received payment in immediately available funds of all expenses incurred by the Administrative Agent (including, without limitation, legal fees) for which invoices have been presented, on or before the Amendment Effective Date;

                  (d) the Administrative Agent shall have received the executed legal opinions of each of Bass, Berry & Sims PLC, Miles & Stockbridge and Kaye Scholer LLP, counsel to the Borrower and its Subsidiaries, regarding customary matters (including, without limitation, the enforceability of this Amendment and the Credit Agreement, as amended, against all parties thereto, and no conflict with law or material agreements);

                  (e) the Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of the 3Q 2003 Senior Note Documentation;

                  (f) the Borrower shall have consummated the issuance of the 2Q 2003 Senior Notes to be issued pursuant to the 3Q 2003 Senior Note Documentation and all aspects of such issuance and all documentation related thereto shall be reasonably satisfactory to the Administrative Agent;

                  (g) the Administrative Agent shall have received (i) additional commitments from banks and other financial institutions with respect to the Tranche C Term Loans in an aggregate principal amount equal to $275,000,000 and (ii) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Tranche C Term Loans (and pursuant to which on the Third Amendment Effective Date such bank or other financial institution shall become a Tranche C Term Loan Lender, for all purposes under the Credit Agreement and the other Loan Documents);

                  (h) the Administrative Agent shall be satisfied that, simultaneously with the borrowing of the Tranche C Term Loans on the Amendment Effective Date, the Tranche B Term Loans will be repaid in full by the Borrower;

                  (i) the Administrative Agent shall have received (i) additional commitments from banks and other financial institutions with respect to the Revolving Credit Loans and (ii) a fully executed Lender Addendum with respect to each such bank or other financial institution committing to fund such Revolving Credit Loans (and pursuant to which on the Third Amendment Effective Date such bank or other financial institution shall become a Revolving Credit Lender for all purposes under the Credit Agreement and the other Loan Documents); and

                  (j) the Administrative Agent shall have received such other documents, instruments, certificates, opinions and approvals as it may reasonably request.

5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

                  (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as modified hereby). Each of the Subsidiary Guarantors has the requisite corporate or other organizational power and authority to execute and deliver the Consent. The execution, delivery and performance (i) by the Borrower of this Amendment and the Credit Agreement (as modified hereby) and the transactions contemplated hereby and thereby and
(ii) by the Subsidiary Guarantors of the Consent, in each case, have been duly approved by all necessary corporate or other organizational action of such Person, and no other corporate or other organizational proceedings on the part of each such Person are necessary to consummate such transactions.

                  (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower. The Consent has been duly executed and delivered by each of the Subsidiary Guarantors. Each of this Amendment, the Consent and, after giving effect to this Amendment, the Credit Agreement and the other Loan Documents, (i) is the legal, valid and binding obligation of each Loan Party party hereto and thereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect. Neither the execution, delivery or performance of this Amendment or of the Consent or the performance of the Credit Agreement (as modified hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Administrative Agent's Lien on any of the Collateral (other than the Released Collateral) or its ability to realize thereon. This Amendment is effective to amend the Credit Agreement as provided therein (assuming the due authorization, execution and delivery of this Amendment (or the accompanying consent) by each Lender party or consenting hereto).

                  (c) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents

(other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

                  (d) No Conflicts. Neither the execution and delivery of this Amendment or the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as modified hereby) by any Loan Party will, at the time of such performance, (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect, (c) (i) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any Loan Document or (ii) violate, contravene or conflict with the contractual provisions of, or cause an event of default under any other loan agreement, indenture, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.

                  (e) No Default. Both before and after giving effect to this Amendment and the transactions contemplated hereby, no event has occurred and is continuing that constitutes a Default or Event of Default.

6.       REFERENCE TO AND EFFECT ON CREDIT AGREEMENT.

                  (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment is a Loan Document.

                  (b) Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein (other than the Released Collateral) do and shall continue to secure the payment of all Obligations under and as defined therein, in each case as modified hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

8. SEVERABILITY. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                       CORRECTIONS CORPORATION OF AMERICA,
                                       as Borrower


                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:


                                       LEHMAN COMMERCIAL PAPER INC.,
                                       as Administrative Agent


                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:

                                       LEHMAN BROTHERS INC.,
                                       as Arranger


                                       By:
                                          ------------------------------------
                                           Name:
                                           Title:




                        [signatures continued next page]

                                       DEUTSCHE BANK SECURITIES INC., as
                                       Syndication Agent


                                       By:
                                           -----------------------------------
                                       Name:
                                       Title:

                                       By:
                                           -----------------------------------
                                       Name:
                                       Title:

                                       SOCIETE GENERALE, as
                                       Documentation Agent


                                       By:
                                           -----------------------------------
                                       Name:
                                       Title:

                                                                         Annex 1
                              CONSENT OF GUARANTORS


Each of the undersigned is a Subsidiary Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guaranty and Security Agreement and each other Loan Document executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.


                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 8th day of August 2003.


                              CCA OF TENNESSEE, INC.
                              PRISON REALTY MANAGEMENT, INC.
                              TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC. CCA INTERNATIONAL, INC.
                              CCA PROPERTIES OF AMERICA, LLC
                              CCA PROPERTIES OF ARIZONA, LLC
                              CCA PROPERTIES OF TENNESSEE, LLC

                              By
                                   ---------------------------------------
                              Name:    John D. Ferguson
                              Title:   Chief Executive Officer

                              CCA PROPERTIES OF TEXAS, L.P.

                              By
                                     ------------------------------------------
                              Name:  John D. Ferguson
                              Title: Chief Executive Officer, CCA Properties of
                                     America, LLC, as General Partner



                        [Signatures continued next page]

                                 TRANSCOR AMERICA LLC

                                 By
                                      ---------------------------------------
                                 Name:    Todd J. Mullenger
                                 Title:   Vice President, Treasurer

                                 RONALD LEE SUTTLES TRI-COUNTY EXTRADITION, INC.

                                 By
                                      ---------------------------------------
                                 Name:    Todd J. Mullenger
                                 Title:   Vice President, Treasurer

                                                                         Annex 2

         6.10. Additional Collateral, etc. (a) With respect to any Property acquired after the Restatement Effective Date by the Borrower or any Subsidiary Guarantor or, in the case of inventory or equipment, any Property moved after the Restatement Effective Date by the Borrower or any Subsidiary Guarantor (other than (x) any Real Estate (the Loan Parties' obligations with respect to which are set forth below in paragraph (b) of this Section) and any Property described in paragraphs (c) or (d) of this Section, (y) any Property subject to a Lien expressly permitted by Sections 7.3(f) or (n) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to (1) any fee interest in any Real Estate having a value (together with improvements thereof) of at least $4,000,000 or any lease of Real Estate contemplating an initial annual rent payment, including projected percentage rent, after the expiration of any free rent or "rent abatement" period, of at least $400,000, acquired or leased after the Restatement Effective Date with the proceeds of Tranche C Term Loans or with proceeds from Asset Sales of Collateral constituting Reinvestment Deferred Amounts or, if such fee interest or lease was previously financed with proceeds of Tranche C Term Loans or with proceeds from Assets Sales of Collateral constituting Reinvestment Deferred Amounts, fee interests or leases thereafter attaining such a value or rent threshold, as the case may be, by the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Sections 7.3(f) or (n)) and (2) any Real Estate that at any time, in the Administrative Agent's determination, becomes legally or operationally advantageous to aggregate with adjacent or nearby Mortgaged Property, promptly (and, in any event, within 30 days following the date of such acquisition or determination) (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property complying with the provisions of Section 5.1(r), (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.1(q), together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) If the Borrower or any of its Subsidiaries (other than an Excluded Foreign Subsidiary) (x) acquires or invests in any new Subsidiary (other than an Excluded Foreign Subsidiary) with the proceeds of Tranche C Term Loans or with proceeds from Asset Sales of Collateral constituting Reinvestment Deferred Amounts or (y) otherwise elects to cause any existing Subsidiary that is not a Subsidiary Guarantor or any new Subsidiary (in each case, other than an Excluded Foreign Subsidiary) created or acquired after the Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) with other than the proceeds of Tranche C Term Loans or proceeds from Asset Sales of Collateral constituting Reinvestment Deferred Amounts to become a Subsidiary Guarantor under the Guarantee and Security Agreement, promptly (and, in any event, within 30 days following such creation or the date of such acquisition or election) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be,
(iii) cause such Subsidiary (A) to become a party to the Guarantee and Security Agreement, an Intellectual Property Security Agreement and the Subordinated Intercompany Note and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement with respect to such Subsidiary, including, without limitation, the recording of an Intellectual Property Security Agreement and any other instruments in the United States Patent and Trademark Office and the United States Copyright Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date by the Borrower or any of its Subsidiaries with the proceeds of Tranche C Term Loans or with the proceeds of Asset Sales of Collateral constituting Reinvestment Deferred Amounts, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Foreign Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged),
(ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent therein, (iii) cause such new Excluded Foreign Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

                                                                         Annex 3

                            COLLATERAL TO BE RELEASED

                           PROPERTY                             ADDRESS
         ------------------------------------------    ----------------------------
         Bridgeport Pre-Parole Transfer Facility       222 Lake Road
                                                       Bridgeport, TX 76426

         Community Education Partners (Houston)        8555 Gulf Freeway
                                                       Houston, TX 77007

         Leo Chesney Correctional Center               2788 & 2800 Apricot Drive
                                                       Live Oak, CA 95953

         North Fork Correctional Facility              1605 East Main
                                                       Sayre, OK 73662-3122

         Northeast Ohio Correctional Center            2240 Hubbard Road
                                                       Youngstown, OH 44505

         Stewart County Correctional Facility          1246 Trotman Road
                                                       Lumpkin, GA 31815

         TransCor Office Building                      646 Melrose Avenue
                                                       Nashville, TN 37211-2161


                                                                         Annex 4

                                NEW SCHEDULE 1.1

                           PROPERTY                                    ADDRESS
         ----------------------------------------------     -----------------------------
         Bent County Correctional Facility                  11560 Road FF 75
                                                            Las Animas, CO 81054-9598

         California City Correctional Facility              22844 Virginia Blvd.
                                                            California City, CA 93505

         Central Arizona Detention Center                   1155 North Pinal Parkway
                                                            Florence, AZ 85232

         Cibola County Correctional Facility                2000 Cibola Loop
                                                            Milan, NM 87021

         Cimarron Correctional Facility                     3700 South Kings Highway
                                                            Cushing, OK 74023

         Coffee Correctional Facility                       1153 North Liberty Street
                                                            Nicholls, GA 31554

         Crossroads Correctional Facility                   75 Heath Road
                                                            Shelby, MT 59474

         Crowley County Correctional Facility               6564 State Highway 96
                                                            Olney Springs, CO 81062-8700

         Davis Correctional Facility                        6888 East 133rd Road
                                                            Holdenville, OK 74848-9033

         Diamondback Correctional Facility                  Rt. 2, Box 336
                                                            Watonga, OK 73772

         Eden Detention Center                              Highway 87 East
                                                            Eden, TX 76837

         Eloy Detention Center                              1705 East Hanna Road
                                                            Eloy, AZ 85231

         Florence Correctional Center                       1100 Bowling Road
                                                            Florence, AZ 85232-2667

         Houston Processing Center                          15850 Export Plaza Drive
                                                            Houston, TX 77032

                           PROPERTY                                    ADDRESS
         ----------------------------------------------     -----------------------------
         Huerfano County Correctional Center                304 Ray Sandoval Street
                                                            Walsenburg, CO 81089

         Kit Carson Correctional Center                     49777 County Road V
                                                            P.O. Box 309
                                                            Burlington, CO 80807

         Laredo Processing Center                           4702 East Saunders
                                                            Laredo, TX 78041

         Leavenworth Detention FC                           100 Highway Terrace
                                                            Leavenworth, KS 66048

         Lee Adjustment Center                              2648 Fairground Ridge Road
                                                            P.O. Box 900
                                                            Beattyville, KY 41311-0900

         Marion Adjustment Center                           95 Raywick Road
                                                            P.O. Box 10
                                                            St. Mary, KY 40063-0010

         McRae Correctional Facility                        1000 Jim Hammock Drive
                                                            P.O. Box 368
                                                            McRae, GA 31055

         Mineral Wells Pre-Parole Transfer Facility         759 Heintzelman Road
                                                            Mineral Wells, TX 76067-9273

         New Mexico Women's Correctional Facility           1700 East Old Highway 66
                                                            Grants, NM 87020

         Otter Creek Adjustment Center                      Highway 306
                                                            P.O. Box 500
                                                            Wheelwright, KY 41669-0500

         Prairie Correctional Facility                      445 South Munsterman Street
                                                            Appleton, MN 56208-2608

         Queensgate Correctional Center                     516 Linn Street
                                                            Cincinnati, OH 45203


         Shelby Training Center                             3420 Old Getwell Road
                                                            Memphis, TN 38118-3634

         T. Don Hutto Correctional Center                   1001 Welch Street
                                                            P.O. Box 1063
                                                            Taylor, TX 76574

                           PROPERTY                                    ADDRESS
         ----------------------------------------------     -----------------------------
         Tallahatchie County Correctional Facility          295 U.S. Hwy 49 South
                                                            P.O. Box 368
                                                            Tutwiler, MS 38963

         Torrance County Detention Facility                 County Road 49
                                                            P.O. Box 837
                                                            Estancia, NM 87016

         Webb County Detention Center                       9998 S. Hwy 83
                                                            Laredo, TX 78046-8449

         West Tennessee Detention Facility                  6299 Finde Naifeh Jr. Drive
                                                            Mason, TN 38049

         Wheeler Correctional Facility                      1100 North Broad Street
                                                            P.O. Box 466
                                                            Alamo, GA 30411

         Whiteville Correctional Center                     1440 Union Springs Road
                                                            Whiteville, TN 38075

         Corporate Office Building                          10 Burton Hills Boulevard
                                                            Nashville, TN 37215

                                                                         Annex 5
                                NEW PRICING GRID

                                                                         Annex A

            PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS
                            AND TRANCHE C TERM LOANS

=========================================================================================================================
  Consolidated Leverage    Applicable Margin for Eurodollar Loans  Applicable Margin for Base Rate Loans   Commitment Fee
          Ratio                                                                                                 Rate
-------------------------------------------------------------------------------------------------------------------------
                           Tranche C Term    Revolving Credit      Tranche C Term   Revolving Credit
                           Loans             Loans and Swing       Loans            Loans and Swing
                                             Line Loans                             Line Loans
-------------------------------------------------------------------------------------------------------------------------
> 4.00                              2.75%             3.50%                 1.75%            2.50%                  .50%
-
-------------------------------------------------------------------------------------------------------------------------
< 4.00 and >3.50                    2.50%             3.25%                 1.50%            2.25%                  .50%
           -
-------------------------------------------------------------------------------------------------------------------------
< 3.50 and >3.00                    2.50%             3.00%                 1.50%            2.00%                  .50%
           -
-------------------------------------------------------------------------------------------------------------------------
< 3.00                              2.50%             2.75%                 1.50%            1.75%                  .375%
-------------------------------------------------------------------------------------------------------------------------

Changes in the Commitment Fee Rate and the Applicable Margin with respect to Tranche C Term Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.